Exhibit 99.2


                                                                           Page
                                                                          Number
                                                                          ------

INDEX TO UNAUDITED FINANCIAL STATEMENTS                                     F-1

Report of Independent Registered Accounting Firm                            F-2

Balance Sheets as of September 30, 2011 (Unaudited) and
December 31, 2010                                                           F-3

Statements of Operations for the Three and Nine Month Periods
Ended September 30, 2011 and 2010 (Unaudited)                               F-4

Condensed Consolidated Statements of Members' Equity                        F-5

Statements of Cash Flows for the Nine Months Ended September 30, 2011
and 2010 (Unaudited)                                                        F-6

Notes to Unaudited Financial Statements as of September 30, 2011            F-7

[LETTERHEAD OF RATTRAY & ASSOCIATES CPA, LLC]


The Board of Directors
Young Aviation, LLC
4700 Hiatus Road, Suite 252
Sunrise, FL 33351


           REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I have reviewed the accompanying balance sheets of Young Aviation, LLC as of September 30, 2011 and 2010, and the related statements of operations, changes in members' equity and cash flows for the three and nine months then ended. These financial statements are the responsibility of the Company's management.

I conducted my review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of Interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than in audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.


/s/ Harris F. Rattray CPA
--------------------------------------------
Harris F. Rattray CPA
Pembroke Pines, Florida
November 22, 2011

                              YOUNG AVIATION, LLC
                                 BALANCE SHEETS

                                                              September 30,      December 31,
                                                                  2011              2010
                                                                --------          --------
                                                               (unaudited)
                                     ASSETS

Current assets
  Cash                                                          $  1,964          $  7,083
  Inventory                                                       46,805                --
  Accounts receivable                                              2,372             2,585
  Advances receivable - related party                             20,138            24,920
  Other current assets                                             1,431             1,431
                                                                --------          --------
      Total current assets                                        72,710            36,019

Property and equipment, net                                        5,500             7,000
                                                                --------          --------

      Total assets                                              $ 78,210          $ 43,019
                                                                ========          ========

                        LIABILITIES AND MEMBERS EQUITY

Current liabilities
  Accounts payable                                              $     --          $    671
  Loans payable - shareholders                                    37,000            31,000
  Other current liabilities                                       11,141            10,470
                                                                --------          --------
      Total current liabilities                                   48,141            42,141
                                                                --------          --------

      Total liabilities                                           48,141            42,141
                                                                --------          --------
Members' equity
  Members' equity                                                    100               100
  Retained earnings                                               29,969               778
                                                                --------          --------
Net members equity                                                30,069               878
                                                                --------          --------

      Total liabilities and members' equity                     $ 78,210          $ 43,019
                                                                ========          ========


   The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION, LLC
                            STATEMENTS OF OPERATIONS
                                   (unaudited)

                                               For the Three Months Ended           For the Nine Months Ended
                                                      September 30,                       September 30,
                                               --------------------------          --------------------------
                                                 2011              2010              2011              2010
                                               --------          ---------         ---------        ---------
Sales                                          $101,396          $102,831          $176,922         $449,252

Cost of Sales                                    29,820            95,671            70,442          295,059
                                               --------          --------          --------         --------
Gross Profit                                     71,576             7,160           106,480          154,193
                                               --------          --------          --------         --------
Operating expenses
  Selling and marketing expenses                  1,482             1,067             3,278            2,022
  General and administrative expenses            36,948            20,083            68,687           82,019
                                               --------          --------          --------         --------
    Total operating expenses                     38,430            21,150            71,965           84,041
                                               --------          --------          --------         --------

Income (loss) from operations                    33,146           (13,990)           34,515           70,152
                                               --------          --------          --------         --------
Other income (expense)
  Interest income                                    --                 2                --                2
  Interest expense                               (1,396)           (7,890)           (2,201)         (17,791)
                                               --------          --------          --------         --------
    Total other income (expense)                 (1,396)           (7,888)           (2,201)         (17,789)
                                               --------          --------          --------         --------

Net income (loss)                              $ 31,750          $(21,878)         $ 32,314         $ 52,363
                                               ========          ========          ========         ========


   The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION LLC
              Condensed Consolidated Statements of Members' Equity
            For the Period from January 1, 2010 to September 30, 2011

                                  Members         Accumulated          Members'
                               Contribution        Earnings            Equity
                                  Amount           (Deficit)          (Deficit)
                                 --------          --------           --------

Balance, January 1, 2010         $    100          $(16,743)          $(16,643)

Net income for the year                --            33,702             33,702

Distributions                          --           (16,181)           (16,181)
                                 --------          --------           --------

Balance December 31, 2010             100               778                878
                                 --------          --------           --------

Net income for the period              --            32,314             32,314

Distributions                          --            (3,123)            (3,123)
                                 --------          --------           --------

Balance September 30, 2011       $    100          $ 29,969           $ 30,069
                                 ========          ========           ========


                See accompanying notes to financial statements.

                               YOUNG AVIATION, LLC
                            STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                              For the Nine Months Ended
                                                                    September 30,
                                                             ---------------------------
                                                               2011               2010
                                                             --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                 $ 32,314           $ 52,363
  Adjustments to reconcile change in net assets
   to cash provided by operating activities
     Depreciation                                               1,500              1,500
  Changes in operating assets and liabilities
     Increase in inventory                                    (46,805)                --
     (Increase) decrease in accounts receivable                   213             (6,904)
     Decrease in accounts payable                                (770)                --
     Increase in accrued interest payable                       1,178              1,163
     Decrease in other current liabilities                       (774)            (1,164)
                                                             --------           --------
Net cash (used in) provided by operating activities           (13,144)            46,958
                                                             --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash used in investing activities                              --                 --
                                                             --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Member distributions                                         (3,124)           (18,361)
  Decrease in advances receivable - related party               4,782                 --
  Proceeds from loans payable - shareholders                    6,000                 --
                                                             --------           --------
Net cash provided by (used in) financing activities             7,658            (18,361)
                                                             --------           --------

Net increase (decrease) in cash                                (5,119)            28,597

CASH - BEGINNING OF YEAR                                        7,083            (13,149)
                                                             --------           --------

CASH - END OF PERIOD                                         $  1,964           $ 15,448
                                                             ========           ========


   The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2011
                                   (Unaudited)

Note 1.  Description of Business:

Young Aviation, LLC (" Young Aviation" or the "Company"), a privately held, minority-owned Florida limited liability company located in Sunrise, Florida, is a diversified broker and supplier of parts, products and services to the aviation and aerospace markets. The Company services a broad range of clients such as aircraft leasing companies, major airlines, repair stations, fixed-base operators ("FBO's"), leasing companies and after market suppliers.

Founded in 2004, Young Aviation, LLC was organized in the state of Florida on May 10, 20044 The Company services a broad range of commercial and military clients such as aircraft leasing companies, major airlines, repair stations, leasing companies and after market suppliers.

We are accredited to FAA Advisory Circular AC 00-56 and TAC2000. We are a registered U.S. GSA government contractor.

Young Aviation operates in the AVIATION SUPPLY CHAIN industry.

The Company supplies replacement parts for airlines and maintenance organizations in support of companies such as Airbus, Boeing (we are a Boeing-approved supplier), Bombardier, Douglas, and Embraer aircraft, and OEM's (original equipment manufacturer) such as MOOG and L3 Communications.

In order to provide working capital, Young Aviation borrowed an aggregate amount of $31,000 from investors during the period April 2007 to present.

Note 2. Summary of Significant Accounting Policies:

This summary of significant accounting policies is provided to assist the reader in understanding the Company's financial statements. The financial statements and notes thereto are representations of the Company's management. The Company's management is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Presentation - The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the disclosures included in these financial statements are adequate to make the information presented not misleading.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2011
                                   (Unaudited)

Note 2. Summary of Significant Accounting Policies: (continued)

The unaudited financial statements included in this document have been prepared on the same basis as the annual financial statements and in management's opinion, reflect all adjustments, including normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the interim periods presented. The unaudited financial statements should be read in conjunction with the audited financial statements and the notes thereto for the years ended December 31, 2010 and 2009 that are included as Exhibit 99.2 elsewhere in this filing. The results of operations for the three and six month periods ended June 30, 2011 are not necessarily indicative of the results that the Company will have for any subsequent quarter or full fiscal year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Accounts Receivable - The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. Management continually monitors accounts receivable balances and provides for an allowance for doubtful accounts at the time collection becomes questionable based on payment history or age of the receivable. The Company sells products and services and generally factors the receivable amount on terms of immediately receiving 80% of the invoice amount from the factor upon shipment and the remaining 20% upon collection by the factor from the customer. The Company is charged financing fees on late payments and a nominal factoring fee by the factor. Accounts receivable are charged to the allowance for bad debts when the Company has exhausted all reasonable means of collection. At June 30, 2011, management deemed that all accounts receivable were fully collectible and that no bad debt reserve was required.

Property and Equipment - Property and equipment are stated at historical cost, which consists of the net book value of the assets carried on the prior company's books. Depreciation is computed over the estimated useful lives of the assets using the straight-line method generally over a 3 to 5-year period. Leasehold improvements will be amortized on the straight-line method over the life of the related lease. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is reflected in the statement of operations. Depreciation expense for property and equipment is recorded as either cost of goods sold or general and administrative expense, depending on the use of the assets.

Impairment of Long Lived Assets - The Company evaluates its long-lived assets for impairment, in accordance with FASB ASC 360-10, when events or changes in circumstances indicate that the related carrying amount may not be recoverable. Impairment is considered to exist if the total estimated future cash flow on an undiscounted basis is less than the carrying amount of the related assets. An

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2011
                                   (Unaudited)

Note 2. Summary of Significant Accounting Policies: (continued)

impairment loss is measured and recorded based on the discounted estimated future cash flows. Changes in significant assumptions underlying future cash flow estimates or fair values of assets may have a material effect on the Company's financial position and results of operations. No such impairment was indicated at June 30, 2011.

Shipping and Handling Costs - The Company includes shipping and handling costs that are billed to our customers in revenue and the actual costs incurred for shipping and handling are included in costs of goods sold in accordance with the provisions of FASB ASC 605-45-45-20. The related costs are considered necessary to complete the revenue cycle.

Revenue Recognition - The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, shipment has occurred, the seller's price to the buyer is fixed or determinable and collectability is reasonably assured.

Selling and Marketing Expenses - Selling and marketing expenses are expensed as incurred. These expenses were $3,278 and $2,022, respectively, for the nine month periods ended September 30, 2011 and 2010 and consisted of the following:

                                                         2011           2010
                                                        ------         ------

Advertising fees                                        $  163         $  265
Promotional travel                                       1,977          1,555
Marketing recruitment and materials                      1,138            202
                                                        ------         ------
Total Selling and Marketing Expenses                    $3,278         $2,022
                                                        ======         ======

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2011
                                   (Unaudited)

Note 2. Summary of Significant Accounting Policies: (continued)

General and Administrative Expenses - General and administrative expenses are expensed as incurred. These expenses were $68,687 and $82,019, respectively, for the nine month periods ended September 30, 2011 and 2010 and consisted of the following:

                                                         2011            2010
                                                       --------        --------

Depreciation and amortization                          $  1,500        $  1,500
Computer and internet                                     9,261          14,087
Insurance                                                 1,384           1,453
Licenses and permits                                      1,639           2,213
Payroll and compensation                                     66          11,021
Accounting fees                                           6,350             960
Legal fees                                               10,000           3,200
Consulting and contracting fees                           4,075          15,750
Rent and occupancy expenses                              14,739           8,118
Factoring fees                                            3,386           8,839
Travel expenses                                           3,192           1,793
Office and administrative expenses                       12,365          13,085
Bad debt expense                                            730              --
                                                       --------        --------
Total General & Administrative Expenses                $ 68,687        $ 82,019
                                                       ========        ========

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

The Company has a diverse customer base, but is currently dependent on four customers. Over the past three years, one of the four customers has accounted for approximately 65% of the Company's sales revenue and the additional three customers have accounted for approximately 25% of the sales revenue during the same timeframe. A loss of the largest major customer could result in a material adverse effect on our business, results of operations and financial condition.

Financial instruments potentially subjecting the Company to concentrations of credit risk consist principally of accounts receivable. As of September 30, 2011, there was an outstanding accounts receivable balance of $2,372.

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting period.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2011
                                   (Unaudited)

Note 2. Summary of Significant Accounting Policies: (continued)

Stock-based Compensation - The Company follows the provisions of ASC 718-20-10 Compensation - Stock Compensation which establishes standards surrounding the accounting for transactions in which an entity exchanges its equity instruments for goods or services. ASC 718-20-10 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-20-10 provides for, and the Company has elected to adopt the modified prospective application under which compensation cost is recognized on or after the required effective date for the fair value of all future share based award grants and the portion of outstanding awards at the date of adoption of this statement for which the requisite service has not been rendered, based on the grant-date fair value of those awards calculated under ASC 718-20-10 pro forma disclosures.

Income Taxes - The Company will account for its income taxes under the provisions of FASB-ASC-10 "Accounting for Income Taxes." This statement requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates. The Company will provide a valuation allowance against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not.

The Company will account for uncertain tax positions in accordance with FASB ASC 740-10, 30 and 270, "Accounting for Uncertainty in Income Taxes." The
application of income tax law is inherently complex. As such, the Company is required to make certain assumptions and judgments regarding its income tax positions and the likelihood whether such tax positions would be sustained if challenged. Interest and penalties related to uncertain tax provisions are recorded as a component of the provision for income taxes. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in the Company's assumptions and judgments can materially affect amounts recognized in the Company's consolidated balance sheets and statement of operations.

Note 3. Liquidity and Operations:

The Company had net income of $32,314 and $52,363, for the nine month periods Ended September 30, 2011 and 2010, respectively.

As of September 30, 2011, the Company had cash of $1,964, accounts receivable of $2,372, advances receivable - related party of $20,138 and no accounts payable. The Company is confident that it has sufficient liquidity for the next twelve months based on financing and contracts currently being finalized.

Note 4. Balance Sheet Information:

Cash consisted of the following at September 30, 2011 and December 31, 2010:

                                              September 30,       December 31,
                                                  2011               2010
                                                 ------             ------

Checking account                                $ 1,929            $ 2,031
Money Market account                                 35              5,052
                                                -------            -------
Total Cash                                      $ 1,964            $ 7,083
                                                =======            =======

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2011
                                   (Unaudited)

Note 4. Balance Sheet Information: (continued)

Accounts receivable - There is an accounts receivable balance of $2,372 at September 30, 2011. When products are shipped to our large customers, the invoice amounts are normally factored with our factoring agent, Paragon Financial Group, Inc. We are immediately advanced 80% of the amount of factored invoices with the remaining 20% paid to us when collected by our agent.

Advances receivable-related party - During the year ended December 31, 2010, the Company's Chief Executive Officer was advanced funds under a verbal arrangement in the aggregate amount of $25,000 by the Company. The advance is reflected as advances receivable - related party on the accompanying September 30, 2011 and 2010 balance sheets in the amounts of $20,138 and $24,920, respectively, is non-interest bearing and is due to the Company on demand.

Inventory - Inventory consists of units and parts and is stated at lower of historical cost or current cost. Management will establish a reserve for damaged and discontinued inventory when determined necessary. At September 30, 2011 no reserve was required.

Other current assets in the amount of $1,431 at September 30, 2011 and December 31, 2010 consists of a one month security deposit, pursuant to the terms of our lease agreement with our landlord.

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. Depreciation of property and equipment is provided using the straight-line method with estimated lives ranging from 3 to 5 years as follows at September 30, 2011 and December 31, 2010.

                                                September 30,       December 31,
                                                    2010              2009
                                                  --------          --------

Vehicle                                           $ 10,000          $ 10,000
Software                                             2,675             2,675
Equipment                                              313               313
                                                  --------          --------
                                                    12,988            12,988
Less Accumulated depreciation                       (7,488)           (5,988)
                                                  --------          --------
Total Property and equipment, net                 $  5,500          $  7,000
                                                  ========          ========

Depreciation expense for the nine month period ended September 30, 2011 and for the annual period ended December 31, 2010 was $1,500 and 2,000, respectively, and was recorded as a general and administrative expense. The use of our property and equipment determines if the depreciation is recorded as cost of goods sold or as general and administrative expenses.

Loans payable - shareholders -- The Company had two separate loans payable with individuals under verbal arrangements at September 30, 2011 and December 31, 2010.

                                                  September 30,     December 31,
                                                      2011            2010
                                                    --------        --------

Loan payable - first individual                     $  6,000         $  6,000
Loan payable - second individual                      31,000           25,000
                                                    --------         --------
Total loans payable - shareholders                  $ 37,000         $ 31,000
                                                    ========         ========

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2011
                                   (Unaudited)

Note 4. Balance Sheet Information: (continued)

As of September 30, 2011 and December 31, 2010, the Company had Loans payable to two separate individuals. Subsequent to September 30, 2011, both individuals purchased shares in the Company's private offering. As a result of participating in the Company's offering, both individuals became Company shareholders. Both loans were initiated when the individuals loaned money to the Company to be used for working capital purposes, are unsecured and bear interest at the rate of 5%. The aggregate amount of accrued interest on both loans is reflected as other current liabilities in the amounts of $5,151 and $3,973, respectively, on the accompanying September 30, 2011 and December 31,2010 balance sheets.

On April 30, 2007, the first individual loaned the Company $6,000, at an interest rate of 5% and no set term. The Company intends to pay the principal and accrued interest when funds are available. The accrued interest payable balance on this loan was $1,225 and $1,000, respectively, at September 30, 2011 and December 31, 2010.

On May 1, 2007, the second individual loaned the Company $5,000, an additional $10,000 on January 31, 2008, an additional $10,000 on December 31, 2009 and an additional $6,000 on September 20, 2011; all four loans at an interest rate of 5% and no set term. The Company intends to pay the principal and accrued interest when funds are available. The accrued interest payable balance on this loan was $3,826 and $2,873, respectively, at September 30, 2011 and December 31, 2010.

Other current liabilities - The Company had Other current liabilities consisting of the following at September 30, 2011 and December 31, 2010:

                                                  September 30,     December 31,
                                                      2011            2010
                                                    --------        --------

Accrued expenses                                    $  4,397        $  4,497
Accrued interest payable                               5,151           3,973
Accrued payroll taxes                                     --           2,000
Sales tax payable                                      1,593              --
                                                    --------        --------
Total Other payables                                $ 11,141        $ 10,470
                                                    ========        ========

Note 5. Members' Equity:

The Company's managing member and chief operating officer, Joel Young, decided the initial value of the member's equity to be $100 when the Company was formed on May 10, 2004.

Note 6. Commitments and Contingencies:

Operating Leases -- The Company has been leasing corporate offices and warehouse facilities in Sunrise, Florida since 2006. Commencing May 23, 2011 the Company began leasing additional warehouse space. The current lease, including the additional warehouse space, is valid through January 31, 2013 at the monthly charge of $1,493 and can be renewed by the parties prior to the termination.

On October 5, 2011, the Company entered into one year agreements with two individuals for the provision of accounting, compliance and legal services. The aggregate monthly cost for the services is $10,000 and the aggregate annual cost for the services is $120,000.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2011
                                   (Unaudited)

Note 7. Related Party Transactions:

As described in Note 4, above, the Company advanced funds and holds an advance receivable of approximately $25,000 from the President and Chief Executive Officer of the Company, Joel Young. The advance amount is due upon request by the Company.

Note 8. Subsequent Events:

Other than the events  noted below,  the Company is not aware of any  subsequent
events  which  would  require   recognition   or  disclosure  in  the  financial
statements.

In September of 2011, in an effort to raise working capital, the Company began to distribute a Private Placement Offering. On October 1st and 2nd of 2011, the Company raised an aggregate of $22,000 through its offering for 440,000 shares at $.05 per share.

As discussed in Note 1, on September 2, 2011, the Company entered into a Share Exchange Agreement with Datamill Media, Corp, a Florida corporation ("Datamill") located in Hillsboro Beach, Florida. As a condition of the Share Exchange Agreement, on September 19, 2011, Datamill amended its Articles of Incorporation to increase the number of authorized shares of common stock to 500,000,000 shares and effected a forward stock split on the basis of ten shares for one share. The Share Exchange Agreement was amended effective September 30, 2011.

Prior to the closing of the Share Exchange Agreement, Datamill had 153,250,000 shares of common stock outstanding on a post forward split basis. As a condition to the closing of the Share Exchange Agreement, Vincent Beatty, Datamill's President, on October 3, 2011, surrendered 67,000,000 (post forward split) shares of common stock held by Mr. Beatty for cancellation and such shares were cancelled by their transfer agent.

On October 3, 2011, Datamill acquired 100% of our member's interests, pursuant to the Share Exchange Agreement in exchange for the issuance by Datamill of 166,060,000 shares of restricted common stock ("Shares"). Following the closing of the Share Exchange Agreement, Datamill had 252,310,000 shares of common stock issued and outstanding. Young Aviation became a wholly-owned subsidiary of Datamill. The Shares were issued to Ten individuals with the majority share (165,000,000 shares) issued to Joel A. Young, who is now the President and Chief Executive Officer and our sole Director of the surviving entity. None of our members had any prior relationship or affiliation with Datamill.

The Company will account for this transaction as a recapitalization of Young Aviation, LLC, as the members of the LLC obtained a majority interest and management control of the Company. As a recapitalization of Young Aviation, LLC, it is considered the accounting acquirer.

The Company intends to carry on the business of Young Aviation, LLC as its sole line of business. Young Aviation is a diversified broker and supplier of parts, products and services to the worldwide aviation, aerospace, government and defense markets. Young Aviation services a broad range of clients such as aircraft leasing companies, major airlines, repair stations, fixed-base operators, leasing companies and after market suppliers.

On October 5, 2011, the Company entered into a one year Consulting Agreement with Colm King to provide the Company with consulting and advisory services in relation to the Company's accounting and compliance requirements in exchange for 5,000,000 shares of the Company's common stock and $60,000, payable at $5,000 per month. These shares have been valued at $.002 per share, the price of stock sold in the Company's recent private placement offering, and will be recorded as a $10,000 prepaid expense to be amortized over the term of this one year agreement.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2011
                                   (Unaudited)

Note 8. Subsequent Events: (continued)

On October 5, 2011, the Company engaged the Law Offices of David E. Wise, P.C. as special counsel for a term of one year to provide federal securities advice to the Company and the preparation of required filings in exchange for 5,000,000 shares of the Company's common stock and an annual fee of $60,000, payable at $5,000 per month. These shares have been valued at $.002 per share, the price of stock sold in the Company's recent private placement offering, and will be recorded as a $10,000 prepaid expense to be amortized over the term of this one year agreement.

On October 19, 2011 (i) the Company's Board of Directors approved an amendment to our Articles of Incorporation to change the name of the Company to "AvWorks Aviation Corp.;" (ii) our Board of Directors set October 19, 2011, as the record date for shareholders entitled to vote on the amendment; and (iii) the Company received the written consent in lieu of a special meeting of shareholders from a shareholder holding 165,000,000 shares of our Common Stock representing approximately 62.9% of our total voting stock ("Majority Shareholder"), approving of the Company amending the Articles of Incorporation to change the name to "AvWorks Aviation Corp." to be effective on November 23, 2011.